UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 27, 2008

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
1

Section 2 - Financial Information

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Demand for Collateral Securing Finisar Note

As disclosed in a Form 8-K filed on October 24, 2008, on October 21, 2008, Quintessence Photonics Corporation (“Quintessence”) received a written notice of default, dated October 21, 2008, from Finisar Corporation (“Finisar”) following Quintessence’s failure to pay interest due for the month of October 2008 under that certain Secured Promissory Note, dated September 18, 2006, as amended by that certain Second Secured Promissory Note Extension Agreement, dated August 20, 2008, issued by Quintessence in favor of Finisar (as amended, the “Finisar Note”). Quintessence is a wholly-owned subsidiary of QPC Lasers, Inc. (the “Company”). The Company conducts substantially all of its business through Quintessence and substantially all of its assets, including its intellectual property, are owned by Quintessence.

On October 30, 2008, Quintessence received a letter, dated October 30, 2008, from legal counsel representing Finisar declaring that the entire unpaid principal amount of the Finisar Note, all interest accrued and unpaid thereon, and all collection costs and other amounts payable to Finisar under the terms of the Finisar Note immediately due and payable as a result of Quintessence’s interest payment default under the Finisar Note. As of October 29, 2008, the outstanding amount of principal due on the Finisar Note was $5,423,683 and unpaid interest totaled $43,897.93.

In addition, Quintessence received a second letter, dated October 30, 2008, from Finisar’s legal counsel demanding that Quintessence assemble all the collateral securing Quintessence’s obligations under the Finisar Note at its Sylmar, California address by 9:00 a.m. on November 7, 2008 and permit Finisar to enter those premises to take possession of and remove the collateral to a location of Finisar’s choosing for later sale, for which Quintessence will be notified pursuant to California law. As previously disclosed, the collateral securing Quintessence’s performance under the Finisar Note consists of substantially all of Quintessence’s properties, including its intellectual property.

The Company is currently considering its responses to the acceleration and demand notices from Finisar.

Defaults under Secured Debentures

Due to previously announced difficulties in securing financing, the Company has not been able to make the interest payments due in October under its 10% Secured Convertible Debentures issued in April and May of 2007 (the “2007 Debentures”) and its 10% Secured Convertible Debentures issued in May and July of 2008 (the “2008 Debentures,” together with the 2007 Debentures, collectively, the “Debentures”). Under the Debentures, the failure to pay interest for a period of five calendar days under the 2007 Debentures and five trading days under the 2008 Debentures after the applicable due date constitutes an “Event of Default.”

Under the 2007 Debentures, upon the occurrence of an “Event of Default” as defined therein, a holder of a 2007 Debenture may elect upon written notice to the Company to require the Company to immediately pay such holder an amount (the “Default Amount”) equal to the greater of (i) 115% times the sum of (x) the aggregate outstanding principal amount of such debenture plus (y) all accrued and unpaid interest thereon for the period beginning on the issue date and ending on the date of payment of the Default Amount, plus (z) any accrued and unpaid Debenture Failure Payments and other required cash payments, if any (the outstanding principal amount of such debenture on the date of payment plus the amounts referred to in (y) and (z) is collectively known as the “Default Sum”), or (ii) (a) the number of shares of the Company’s Common Stock (the “Common Stock”) that would be issuable upon the conversion of such Default Sum in accordance with the terms of 2007 Debentures, without giving any effect to any ownership limitations on the conversion of the 2007 Debentures contained therein, multiplied by (b) the greater of (i) the Closing Price (as defined therein) for the Common Stock on the default notice date or (ii) the Closing Price on the date the Company pays the Default Amount. If the Default Amount is not paid within five business days of written notice that such amount is due and payable, then interest shall accrue on the Default Amount at 18% per annum, compounded monthly.

Following an Event of Default, the conversion price for the 2007 Debentures shall be decreased (but not increased) on the first trading day of each calendar month thereafter (the “Default Adjustment Date”) until the Default Amount is paid in full, to a conversion price (the “Default Reset Price”) equal to the lesser of (i) the conversion price then in effect, or (ii) the lowest “Market Price” that has occurred on any Default Adjustment Date since the date the Event of Default began. The “Market Price” is defined in the 2007 Debentures as the volume weighted average price of the Common Stock during the ten consecutive trading days period immediately preceding the date in question. As of October 1, 2008, the Default Reset Price was $0.0845.

A holder of a 2007 Debenture may elect upon written notice to the Company to require the Company to issue, in lieu of payment of all or any specified portion of the unpaid portion of the Default Amount, a number of shares of Common Stock, subject to the ownership limitations on the conversion of the 2007 Debentures contained therein and the availability of sufficient authorized shares), equal to all or the specified portion of the Default Amount divided by the Default Reset Price then in effect.

As of October 29, 2008, the aggregate outstanding principal amount due under the 2007 Debentures was $16,675,383 and accrued and unpaid interest totaled $575,298.

Under the 2008 Debentures, upon the occurrence of an “Event of Default” as defined therein, at the election of a 2008 Debenture holder, the Company shall immediately pay a “Mandatory Default Amount” in cash equal to the sum of (a) the greater of (i) the outstanding principal amount of such debenture, plus all accrued and unpaid interest thereon, divided by the conversion price on the date the Mandatory Default Amount is either (A) demanded or otherwise due or (B) paid in full, whichever has a lower conversion price, multiplied by the VWAP (as defined in the Secured Debentures) on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 120% of the outstanding principal amount of such debenture, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the 2008 Debentures. In addition, commencing five days after the occurrence of any Event of Default that results in the eventual acceleration of the 2008 Debentures, the interest rate on the 2008 Debentures shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

As of October 29, 2008, the aggregate outstanding principal amount due under the 2008 Debentures was $2,565,099 and accrued and unpaid interest totaled $61,036.

In addition, holders of the Debentures may have additional remedies under the terms of the Security Agreements entered into with the Company as part of the financing with respect to the collateral securing the Company’s obligations under the Debentures, which consists of substantially all of the Company’s assets.

As of October 30, 2008, the Company has not received any acceleration notices from any Debenture holder. On October 27, 2008, the Company received a notice of conversion from a holder of its 2007 Debentures requesting the conversion of an aggregate of $25,000 in principal amount of 2007 Debentures into 295,857 shares of Common Stock at the Default Reset Price.

Safe Harbor Statement

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's financing plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties, including those risks identified in the Company's annual report on Form 10-KSB and other filings made by the Company with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: October 31, 2008	By: /s/ George Lintz
George Lintz
Chief Financial Officer